U.S. GLOBAL INVESTORS FUNDS

AGREEMENT AND DECLARATION OF TRUST

DATED July 31, 2008

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U.S. GLOBAL INVESTORS FUNDS

Dated July 31, 2008, as most recently amended March 18, 2026

This AGREEMENT AND DECLARATION OF TRUST (hereinafter “Trust Instrument”) is made July 31, 2008, as most recently amended on March 18, 2026 (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with Article III hereof, the “Trustees”).

WHEREAS, the Trustees desire to establish a statutory trust for the investment and reinvestment of funds contributed thereto by investors;

NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Instrument as herein set forth below.

ARTICLE I

NAME, FORMATION AND DEFINITIONS

Section 1.01. Name. The name of the trust created hereby is the “U.S. Global Investors Funds,” and the Trustees shall conduct the business of the Trust (as defined below) under that name or any other name or names as they may from time to time determine in their discretion. Any name change shall become effective on the execution by a majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b)(1) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Trust Instrument.

Section 1.02. Formation of the Trust. The Trust was formed by the Trustee or Trustees filing the Trust’s certificate of trust with the office of the Secretary of State of the State of Delaware in accordance with Section 3810 of the Delaware Act. It is the intention of the parties hereto that the Trust created thereby and governed hereby constitutes a statutory trust under the Delaware Act and that this Trust Instrument constitutes its governing instrument.

Section 1.03. Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

(a) The term “By-Laws” means the By-Laws referred to in Article IV, Section 4.01(e) hereof, as from time to time amended;

(b) The term “Commission” has the meaning given it in the 1940 Act (as defined below). The terms “Affiliated Person,” “Assignment,” “Interested Person,” and “Principal Underwriter” shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder;

(c) The term “Covered Person” has the meaning set forth in Article IX, Section 9.02;

(d) The term “Custodian” means any party furnishing services to the Trust pursuant to any agreement described in Article VI, Section 6.03;

(e) The term “Delaware Act” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time;

(f) The term “Exchange” shall mean a national securities exchange, including as defined in Section 2(a)(26) of the 1940 Act or in Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”;

(g) The term “Majority Shareholder Vote” means “the vote of a majority of the outstanding Voting Securities” as defined in Section 2(a)(42) of the 1940 Act;

(h) The term “Net Asset Value” means the net asset value of each Series (as defined below) of the Trust determined in the manner provided in Article VIII, Section 8.03 hereof;

(i) The term “Outstanding Shares” means those Shares (as defined below) shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(j) The term “Series” means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.05 hereof;

(k) The term “Shareholder” means a record owner of Outstanding Shares of the Trust;

(l) The term “Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may include fractions of Shares as well as whole Shares;

(m) “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute;

(n) The term “Trust” refers to the U.S. Global Investors Funds and all Series of the U.S. Global Investors Funds, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

(o) The term “Trustee” or “Trustees” means the person or persons who has or have signed this Trust Instrument, so long as he, she or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

(p) The term “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series; and

(q) The term “1940 Act” refers to the Investment Company Act of 1940, as amended from time to time.

ARTICLE II

BENEFICIAL INTEREST

Section 2.01. Shares of Beneficial Ownership Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and class thereof, authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Notwithstanding anything contained herein to the contrary, the Trustees in their sole discretion may, from time to time, without vote or consent of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees in its sole discretion to be called “Creation Units,” and in connection with the issuance of such Creation Units, to charge such transaction fees or such other fees as the Trustees shall determine; provided however, that the Trustees in their sole discretion may, from time to time, without vote or consent of the Shareholders, alter the number of Shares constituting a Creation Unit or the fees associated with a Creation Unit. Without limiting the general authority of the Trustees under this Declaration of Trust and the Delaware Act to delegate their authority, the authority of the Trustees under this paragraph with respect to the establishing and altering of the size of Creation Units and the fees associated with Creation Units may be delegated to any officer of the Trust or any investment adviser or otherwise as the Trustees consider desirable.

Section 2.02. Issuance of Shares. The Trustees in their discretion may, from time to time, without a vote of the Shareholders, issue Shares, in addition to the then-issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees from time to time may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

Section 2.03. Ownership and Transfer of Shares. The Trust, or a transfer agent or other person that performs a similar function for the Trust, shall maintain a register containing the names and addresses of the Shareholders of each Series and class thereof, the number of Shares of each Series and class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the holder of record thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 2.04. Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.05. Establishment of Series. The Trust created hereby shall consist of one or more Series, and separate and distinct records shall be maintained by the Trust of each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide and combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued or unissued Shares or any Series or classes thereof into one or more Series or classes of Shares (whether such Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Trust or a Series or Class thereof), to abolish or convert any one or more Series or classes of Shares or to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series. A Series may issue any number of Shares and need not issue Shares.

All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series, or classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

Section 2.06. Investment in the Trust. The Trustees shall accept investments in any Series of the Trust from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article VIII, Section 8.03 hereof. Investments in a Series shall be credited to each Shareholder’s account in the form of full or fractional Shares at a Net Asset Value per Share determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution or (b) impose a sales charge or other fee in connection with investments in the Trust in such manner and at such time as determined by the Trustees. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

Section 2.07. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series. Any general liabilities, expenses, costs, charges, or reserves of the Trust which are not readily identifiable as belonging to a particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

Without limitation of the foregoing provisions of this Section 2.07, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges, or reserves as herein provided, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series and not against the assets of any other Series or the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustee’s sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Shareholder or former

Shareholder of any Series shall have a claim on, or any right to, any assets allocated or belonging to any other Series.

Section 2.08. No Preemptive or Other Rights. Shareholders shall have no preference, preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series. In addition, Shares shall not entitle Shareholders to preference, appraisal, conversion or exchange rights (except as specified herein or as specified by the Trustees when creating the Shares, as in preferred shares).

Section 2.09. Personal Liability of Shareholders. Each Shareholder of the Trust and of each Series shall not be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust). Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

Section 2.10. Assent to Trust Instrument. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

ARTICLE III

THE TRUSTEES

Section 3.01. Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the

Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 3.04 of this Article III, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders’ meeting for the election of Trustees.

Section 3.02. Initial Trustees. Prior to a public offering of Shares, there may be a sole initial Trustee. The initial Trustee shall be the person named herein. Thereafter, the number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees, subject to Section 3.06 of this Article III. On a date fixed by the Trustees, the Shareholders shall elect additional Trustees subject to Section 3.06 of this Article III.

Section 3.03. Term of Office of Trustees. Each Trustee shall hold office for life, or until his successor is elected, or until the Trust’s termination as herein provided, except that: (a) any Trustee may resign his or her position as Trustee by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by a vote of at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who dies, becomes physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; (d) any Trustee who has attained a mandatory retirement age or term limit established pursuant to, or is otherwise required to retire in accordance with, any written policy adopted from time to time by the Trustees, shall automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; and (e) a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least a majority of the outstanding Shares, cast in person or by proxy at a meeting called for that purpose.

Section 3.04. Vacancies and Appointment of Trustees. Any vacancy or anticipated vacancy caused by any reason, including but not limited to, in the case of declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect. The Trustees may leave a vacancy unfilled or may reduce the number of Trustees, provided that the reduction does not result in less than the minimum number provided by Section 3.06 of this Article III.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted such appointment, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power to appoint a Trustee pursuant to this Section 3.04 is subject to the provisions of Section 16(a) of the 1940 Act.

Section 3.05. Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two (2) Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided. Until a vacancy among the Trustees is filled, or while any Trustee is absent pursuant to this Section 3.05, the remaining Trustees shall have all powers hereunder, except as otherwise expressly provided herein.

Section 3.06. Number of Trustees. The number of Trustees shall be set initially at one (1), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be more than fifteen (15) or less than three (3) and shall comply with the requirements of the 1940 Act and other applicable laws. No reduction of the number of Trustees shall have the effect of removing a Trustee prior to the expiration of his term.

Section 3.07. Effect of Vacancy of a Trustee. Any vacancy for any reason, including but not limited to the declination to serve, death, resignation, retirement, removal, incapacity or inability of the Trustees, or any one of them, shall not operate to terminate the Trust, annul this Trust Instrument or revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 3.08. Ownership of Assets of the Trust. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in and beneficial ownership of all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of, the Trust, or in the name of any person as nominee (including a Custodian). No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveying documents have been executed and delivered. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 3.09. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may periodically fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

ARTICLE IV

POWERS OF THE TRUSTEES

Section 4.01. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable express limitation in this Trust Instrument or the By-Laws of the Trust, the Trustees shall have power and authority:

(a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all the assets of the Trust; to invest in obligations and securities of any kind, and without regard to whether they may mature before the possible termination of the Trust; and to invest all or any part of its cash and other property in, or to purchase, securities issued by an investment company registered under the 1940 Act or series thereof, subject to the provisions of the 1940 Act;

(b) To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all of the powers necessary and appropriate to the conduct of such operations;

(c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other person and to lend Trust Property;

(d) To provide for the distribution of interests of the Trust either through one or more distributors, principal underwriters (as defined in Section 29(a)(29) of the 1940 Act) in the manner hereinafter provided for, or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind, or to arrange for the listing and trading of Shares on one or more Exchanges;

(e) To adopt By-Laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such By-Laws shall be deemed incorporated and included in this Trust Instrument;

(f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

(g) To employ one or more banks, trust companies or companies that are members of an Exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Trust Instrument or in the By-Laws;

(h) To retain, as applicable for a Series, a transfer or similar agent and registrar, Shareholder servicing agent, dividend (disbursing) agent, securities lending agent, accounting agent, and necessary service providers, such as, auditors, counsel, market makers, Exchange specialists, listing and similar agents and entities, and an intraday indicative value calculation agent, among others;

(i) To set record dates in the manner provided herein or in the By-Laws;

(j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, Custodian, underwriter or other agent or independent contractor;

(k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article X, Section 10.04(b) hereof;

(l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney and proxies to such person or persons as the Trustee shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(n) To hold any security or property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or (ii) either in the name of the Trust or in the name of a Custodian or a nominee or nominees subject in either case to proper safeguards according to the usual practice of Delaware business or statutory trusts or investment companies;

(o) To establish and terminate separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

(p) To the full extent permitted by Section 3804(a) of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in Article II hereof;

(q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(r) To litigate, compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(s) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

(t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;

(u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Instrument or of the By-Laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(v) To interpret the investment policies, practices or limitations of any Series;

(w) To establish a registered office and have a registered agent in the State of Delaware;

(x) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and power, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.02. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, suspend or terminate purchases and sales and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article VIII, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

Section 4.03. Trustees and Officers as Shareholders. Any Trustee, officer, or agent of the Trust may acquire, own, and dispose of Shares to the same extent as if he were not a Trustee, officer, or agent; and the Trustees may issue and sell or cause to be issued and sold Shares and to buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

Section 4.04. Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person) at which a quorum is present or by written consent of a majority of the Trustees (or such greater number as may be required by applicable law) without a meeting. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman (as defined below) or by any two (2) other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted by telephone shall be deemed to take place at the principal office of the Trust, as determined by the By-Laws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by facsimile or other similar electronic mechanism. Written consents must be filed with the records of the meetings of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third of the members thereof. Unless provided otherwise in this Trust Instrument, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act. For any committee of the Trustees composed of one Trustee, a quorum shall be one.

Section 4.05. Chairman of the Trustees. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees (the “Chairman”). The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial, and/or accounting officer of the Trust.

Section 4.06. Principal Transactions. Except to the extent prohibited by applicable law, the Trustees, on behalf of the Trust, may, in a manner consistent with applicable legal requirements, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, or Custodian, or in any other capacity upon customary terms.

ARTICLE V

EXPENSES OF THE TRUST

Section 5.01. Payment of Expenses by the Trust. Subject to the provisions of Article II, Section 2.07 hereof, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to all Series or the appropriate Series, for their expenses (or the expenses of a class of such Series) and disbursements, including, without limitation, fees and expenses of Trustees, interest expenses, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of listing Shares of a Series or Class on an Exchange, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under federal and state laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisers, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, registrars and other service providers, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities incurred by them in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This Section 5.01 shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 5.02. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s Custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

ARTICLE VI

CONTRACTS WITH SERVICE PROVIDERS

Section 6.01. Investment Advisory Contracts. The Trustees may, in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series; provided, however, that the initial approval and entering into of such contract or contracts shall be subject to a Majority Shareholder Vote, if required by the 1940 Act. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees from time to time may adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales, and exchanges shall be deemed to have been authorized by all of the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Section 6.02. Distribution Contracts. The Trustees may in their discretion from time to time enter into an exclusive or nonexclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VI or of the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or class and enter into any related agreements, whereby the Series or class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations.

Section 6.03. Custody Agreements. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a Custodian on terms and conditions acceptable to the Trustees providing for the Custodian, among other things, to: (a) hold the securities and other assets of the Trust and deliver the same upon written order or oral order confirmed in writing; (b) receive any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; (c) disburse such funds upon orders or vouchers; and (d) employ one or more sub-custodians to perform such of the acts and services of the Custodian subject to the approval of the Trustees.

The Trust also may employ such Custodian as its agent to (a) keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and (b) compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the Custodian.

Section 6.04. Administration Agreement. The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish multiple Series or classes, separate administration agreements with respect to each Series or class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or class thereof of the Trust and furnish the Trust or a Series or a class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 6.05. Other Contracts. The Trustees, on behalf of the Trust or any Series or class, may enter into one or more transfer agency agreements, Shareholder service agreements, management contracts, or other similar agreement with any party or parties on terms and conditions acceptable to the Trustees.

Section 6.06. Parties to Contracts with Service Providers. Any contract of the character described in Sections 6.01, 6.02, 6.03, 6.04 and 6.05 of this Article VI may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship. No person holding such relationship shall be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or of the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, 6.03, and 6.04 of this Article VI, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.05.

Section 6.06. Provisions and Amendments. Any contract entered into pursuant to Sections 6.01 or 6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof. No amendments to any contract, entered into pursuant to Section 6.01 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 7.01. Voting Powers. The Shareholders shall have power to vote only (a) for the election of Trustees as provided in Article III, Sections 3.01 and 3.02 hereof, (b) for the removal of Trustees as provided in Article III, Section 3.03(d) hereof, (c) with respect to any investment advisory or management contract as provided in Article VI, Sections 6.01 and 6.06 hereof, (d) the amendment of this Trust Instrument to the extent provided in Article X, Section 8, (e) any termination of the Trust as provided by Article X, Section 4, and (f) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Instrument, or the By-Laws or any registration of the Trust with the Commission or any State, or as the Trustees may consider necessary or desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series or class, except: (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or class; and (b) when the Trustees have determined that the matter affects the interests of more than one Series or class, then the Shareholders of all such affected Series or class shall be entitled to vote thereon. The Trustees also may determine that a matter affects only the interests of one (1) or more classes of a Series, in which case any such matter shall be voted on by such class or classes. Each whole share shall be entitled to one (1) vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the By-Laws of the Trust to be taken by Shareholders. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the Trust Instrument and the By-Laws.

Section 7.02. Meetings of the Shareholders. Shareholders’ meetings shall be held at such time and place as the Trustees designate. Special meetings of the Shareholders of any Series or class may be called by the Trustees on the written request of Shareholders owning at least ten percent (10%) of the Outstanding Shares of such Series or class entitled to vote. Shareholders shall be entitled to at least fifteen (15) days’ notice of any meeting, given as determined by the Trustees.

Section 7.03. Quorum and Required Vote. One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of this Trust Instrument permits or requests that holders of any Series shall vote as a Series (or that holders of a class shall vote as a class), then one-third of the aggregate number of Shares of that Series (or that class) entitled to vote shall be necessary to constitute a quorum for the transactions of business by that Series (or that class). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument or the By-Laws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any Series shall vote as a Series (or that the holders of any class shall vote as a class), then a majority of the Shares present in person or by proxy of that Series or, if required by law, subject to a Majority Shareholder Vote of that Series (or class), voted on the matter in person or by proxy shall decide the matter insofar as that Series (or class) is concerned. Shareholders may act by unanimous written consent. Actions taken by Series (or class) may be consented to unanimously in writing by Shareholders of that Series (or class).

ARTICLE VIII

DISTRIBUTIONS AND REDEMPTIONS

Section 8.01. Distributions.

(a) The Trustees from time to time may declare and pay dividends or other distributions, whether in cash, Shares, or other Trust property, with respect to any Series. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

(b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.

(c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees at any time may declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or class thereof, as of the record date of that Series fixed as provided in paragraph (b) of this Section 8.01.

Section 8.02. Redemptions and Repurchases. Any holder of Shares of the Trust may, by presentation of a written request, together with his or her certificates, if any, for such Shares, in proper form for transfer, at the office of the Trust, the adviser, the underwriter or the distributors, or at a principal office of a transfer or shareholder services or similar agent appointed by the Trust (as the Trustees may determine), or in accordance with such other procedures for redemption as the Trustees may from time to time authorize, redeem his or her Shares in accordance with the provisions of this Section 8.02 for the net asset value thereof determined and computed in accordance with the By-Laws, less any redemption charge the Trustees may establish or any contingent deferred sales charge to which redemption of such Shares may be subject. Upon receipt of such written request for redemption of Shares by the Trust, the adviser, the underwriter or the distributor, or the Trust’s transfer or shareholder services agent, the Trust shall purchase such Shares and shall pay therefore the net asset value thereof next determined after such receipt or the net asset value thereof determined as of such other time fixed by the Trustees, as may be permitted or required by the 1940 Act in each instance, less any applicable redemption charge or contingent deferred sales charge. Notwithstanding anything to the contrary, the Trust, in the discretion of the Board of Trustees, may pay all or any portion of the repurchase price in securities or other property (or any combination of securities, other property and cash) of equivalent value. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or class or any governmental authority. The Trustees may also postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     The obligation of the Trust to redeem its Shares as set forth in this Section 8.02 shall be subject to the condition that, during any time of emergency, as hereinafter defined, such obligation may be suspended by the Trust by or under authority of the Trustees for such period or periods during such time of emergency as shall be determined by or under authority of the Trustees as provided by Section 8.04. If there is such a suspension, any Shareholder may withdraw any demand for redemption and any tender of Shares which has been received by the Trust during any such period and any tender of Shares the applicable net asset value of which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefore, if any. Shareholders who do not so withdraw any such demand shall receive payment based on the net asset value next determined after the termination of such suspension. For the purposes of any such suspension “time of emergency” shall mean, either with respect to all Shares or any series of Shares, as appropriate, any period during which:

     (a) the New York Stock Exchange is closed other than for customary weekend and holiday closings; or

     (b) the Trustees or authorized officers of the Trust shall have determined, in compliance with any applicable rules and regulations or orders of the Commission, either that trading on the New York Stock Exchange is restricted, or that an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Trust fairly to determine the current value of the net assets of the Trust or of a series; or

     (c) the suspension or postponement of such obligations is permitted by order of the Commission.

     The Trust may purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him.

Notwithstanding the foregoing, if so determined by the Trustees, any Series or Class now or hereafter authorized shall be redeemable only in Creation Units and at such times as may be determined by or pursuant to procedures or methods prescribed or approved by the Trustees from time to time. Further, such Series or Class or the principal underwriter or distributor shall be obligated to issue or deliver said Shares only where the number of Shares subject to the purchase request aggregates to one or more Creation Units, and unless otherwise permitted by the 1940 Act or determined by the Trustees, there shall be no redemption of partial or fractional Creation Units thereunder. The Board of Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding redemption of Creation Units in the Trust’s then effective Registration Statement.

Section 8.03. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value per Share of each Series and class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a Custodian, depository, or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and class at times the Trustees prescribe, or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for unrestricted trading. The Trustees may designate any investment adviser as having any powers and duties under this section 8.03 with respect to appraisal of assets and liabilities.

In the event that the Trust, a Series or Class sells or redeems Shares at a Net Asset Value per Share that is subsequently determined not to have been calculated in accordance with the applicable methods and procedures established by the Trustees (“Initial Net Asset Value per Share”) and the Trust’s officers and or agents determine to reprocess such sales and redemptions at the Net Asset Value per Share calculated in accordance with the applicable methods and procedures established by the Trustees (“Final Net Asset Value per Share”), the Trust, Series or Class, as the case may be, shall have no liability, based on any difference between the Initial Net Asset Value per Share and the Final Net Asset Value per Share, to any Shareholder who did not purchase their Shares directly from the Trust, or redeem their Shares directly to the Trust, at the Initial Net Asset Value per Share.

Section 8.04. Suspension of the Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 9.01. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of all Series or such particular Series, respectively, for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission, or for neglect or wrongdoing by them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 9.02. Indemnification.

(a) Subject to the exceptions and limitations contained in paragraph (b) below:

(i) every person who is, or has been, a Trustee or an officer, or employee of the Trust (“Covered Person”) shall be indemnified by the Trust or the appropriate Series (out of assets belonging to that Series) to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof.

(ii) as used herein the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, administrative, or other, including appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been finally adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

(ii) in the event of a settlement not involving a final adjudication (as provided for in paragraph (b)(i)), unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office:

(A) by the court or other body approving the settlement;

(B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 9.02 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of any undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it ultimately is determined that he is not entitled to indemnification under this Section 9.02; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a full trial-type inquiry or investigation), that there is a reason to believe that such Covered Person will be found entitled to indemnification under this Section 9.02.

Section 9.03. Indemnification of Shareholders. In case any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled, out of the assets belonging to the applicable Series, to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall assume, upon request by the Shareholder, the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

Section 9.04. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 9.05. No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Trust

Instrument or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Trust Instrument, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 9.06. Reliance on Experts, Etc. Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, powers and discretions hereunder, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the investment adviser, the administrator, the distributor, transfer agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE X

MISCELLANEOUS

Section 10.01. Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust’s officers or any Shareholder. All persons extending credit to, contracting with, or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series, or, if the Trustees shall have yet to have established the Series, the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefor. Nothing in this Trust Instrument shall protect a Trustee against any liability to which the Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

Section 10.02. Trustee Action. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX hereof and to Section 10.01 of this Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Section 10.03. Establishment of Record Dates. For the purpose of determining the Shareholders of any Series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes). The Trustees may fix in advance a date, to be determined by the Trustees and no later than that permitted by applicable law, before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

Section 10.04. Termination of Trust.

(a) This Trust shall continue without limitation of time but subject to the provisions of paragraph (b) of this Section 10.04.

(b) The Trustees, subject to a Majority Shareholder Vote of each Series affected by the matter, or, if applicable, to a Majority Shareholder Vote of the Trust, and subject to a vote of a majority of the Trustees, may:

(i) sell and convey all or substantially all of the assets of the Trust or any affected Series to another trust, partnership, association, or corporation, or to a separate series of shares thereof, organized under the laws of any state, which trust, partnership, association, or corporation is an open-end management investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest, stock, or other ownership interests of such trust, partnership, association, or corporation or of a series thereof; or

(ii) at any time, sell and convert into money all of the assets of the Trust or any affected series.

Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in either (i) or (ii) of this Section 10.04(b), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (or class) ratably among the holders of Shares of that Series then outstanding.

(c) The Trustees may take any of the actions specified in Sections 10.04(b)(i) and (ii) above without obtaining the approval of shareholders if a majority of the Trustees determines that the continuation of the Trust or Series (or class) is not in the best interests of the Trust, such Series (or class), or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such Series (or class) to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series (or class) to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series (or class) or affecting assets of the type in which the Trust or Series (or class) invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series (or class).

(d) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraph (b) of this Section 10.04, the Trust or any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title, and interest of all parties with respect to the Trust or Series shall be canceled and discharged.

Upon termination of the Trust, following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 10.05. Reorganization.

(a) Notwithstanding anything else herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval, (a) cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association, or other organization, organized under the laws of Delaware or any other jurisdiction, or a segregated portfolio of assets (“series”) of any of the foregoing (each, as used in this paragraph, an “Entity”), if the surviving or resulting Entity is the Trust or another open-end management investment company, within the meaning of the 1940 Act, that will succeed to or assume the Trust’s registration under the 1940 Act, (b) cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under section 368(a)(1)(F) of the Tax Code or a successor provision, (c) cause the Trust to incorporate under the laws of Delaware or any other jurisdiction, and/or (d) cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey, and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of, and enter into any contracts with any such Entity; provided that the Trustees shall provide written notice to affected Shareholders of any transaction whereby the Trust sells, conveys, or otherwise transfers all or part of the Trust Property or of the Assets belonging to any Series to another Entity or the Trust or any Series merges or consolidates with or into, or is reorganized as, another Entity. The transactions described in this Section 10.05 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method the Trustees approve.

(b) Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 10.05 may affect any amendment to this Trust Instrument or affect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 10.06. Filing of Copies; References; Headings. The original or a copy of this Trust Instrument and the original or a copy of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust, where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument, and references to this Trust Instrument, and all expressions such as or similar to “herein,” “hereof,” and “hereunder” shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions such as or similar to “his,” “he,” and “him” shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and, in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 10.07. Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustee or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a “Delaware statutory trust,” and, without limiting the provisions hereof, the Trust may exercise all powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.08. Amendments. Except as specifically provided herein, the Trustees, without Shareholder vote, may amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto, or an amended and restated trust instrument. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 7.01 of Article VII hereof, (ii) on any amendment to this Section 10.08, (iii) on any amendment as may be required by law or by the Trust’s registration statement filed with the Commission, and (iv) on any amendment submitted to the Shareholders by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, any amendment to Article IX hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

Section 10.09. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or class to which such action relates, shall join in the request for the Trustees to commence such action; and

(b) The Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

Section 10.10. Fiscal Year. The fiscal year of each Series shall end on a specified date as set forth in the By-Laws, provided, however, that the Trustees, without Shareholder approval, may change the fiscal year of the Trust.

Section 10.11. Provisions in Conflict with Law. The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, with the regulated investment company provisions of the Tax Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or improper, unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of the date first written above.

/s/ Jennifer Brown-Strabley
Jennifer Brown-Strabley, as Trustee and not individually

/s/ Mark D. Moyer
Mark D. Moyer, as Trustee and not individually

/s/ Karen Shaw
Karen Shaw, as Trustee and not individually

/s/ David Tucker
David Tucker, as Trustee and not individually